                          Securities and Exchange Commission
                               Washington, D.C. 20549


                                    FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (date of earliest event reported):   April 30, 1999


                         BROTHERS GOURMET COFFEES, INC.
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              (Exact Name of Registrant as Specified in Charter)


       Delaware                     0-23024                     52-1681708
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(State or Other Juris-          (Commission File              (IRS Employer
diction of Incorporation)             Number)               Identification No.)


   2255 Glades Road
      Suite 100E
   Boca Raton, Florida                                                 33431
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(Address of Principal                                               (Zip Code)
Executive Offices)


                                (561) 995-2600
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            (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITIONS OR DISPOSITION OF ASSETS

     1. On Friday, April 30, 1999, the Registrant and its affiliates (collectively, the "Debtors"), closed the sale transactions described in the Asset Purchase Agreement by and between the Registrant and The Procter & Gamble Company, dated as of March 8, 1999. Pursuant to the Asset Purchase Agreement, P&G purchased certain of the Registrant's finished product inventory and all of its green coffee inventory, intellectual property, accounts receivable, in-store equipment and other intangibles (i.e., contracts, goodwill, etc.) for $20.3 million, of which (a) $18.8 million was paid to the Registrant in cash at the closing and (b) $1.5 million was placed in escrow to be released to the Registrant as it satisfied its post-closing obligations to ship finished product inventory. The $1.5 million held in escrow was released to the Registrant on Tuesday, May 4, 1999. The portion of the purchase price paid for the Registrant's green coffee inventory, in-store inventory and accounts receivable may be adjusted (up or down) after the closing. If the amount of the net post-closing adjustment exceeds the estimated payment made for these assets at the closing, P&G will pay the difference to the Registrant as additional purchase price. If the amount of the net adjustment is less than the estimated payment made for these assets at the closing, the Registrant will return the difference to P&G as a purchase price reduction. In addition, P&G assumed $1.3 million of the Registrant's liabilities.

     2. In connection with the closing of the Asset Purchase Agreement, the parties entered into a Transitional Supply and Services Agreement, dated as of April 30, 1999, pursuant to which Registrant will roast, package and ship nine (9) million pounds of coffee for P&G during the twelve (12) month period immediately following the closing of the transaction in return for which P&G will pay the Registrant $2.4 million in excess of Registrant's production costs.

     3. The Debtors have retained ownership of all of their roasting and packaging assets located at their Houston, Texas, manufacturing facility. The Debtors will continue to operate the Houston facility during the term of the Transitional Supply and Services Agreement while, at the same time, looking for a buyer for the facility. The Transitional Supply and Services Agreement is fully assignable with P&G's consent.

     4. The Registrant used $15.6 million of the sales proceeds received at closing to repay the entire outstanding balance under its Amended and Restated Post-Petition Revolving Loan and Security Agreement with Goldman Sachs Credit Partners, L.P.

     5. Based on the information currently available, the Debtors do not believe that the combined net proceeds from the sale of assets to P&G and the anticipated proceeds from the disposition of the Houston facility will be sufficient to repay all of their remaining indebtedness. Accordingly, it is not anticipated that any distributions will be made to Registrant's stockholders.

     6. Copies of the definitive Asset Purchase Agreement and Transitional Supply and Services Agreement are attached as Exhibits 99.2 and 99.3, respectively, to the Registrant's Current Report on Form 8-K, dated March 10, 1999, as filed with the Securities and Exchange Commission on March 12, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:  None

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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BROTHERS GOURMET COFFEES, INC.
                                              (Registrant)


                                       /s/  Barry Bilmes
                                       ------------------------------
Date:  May 6, 1999                     By:  Barry Bilmes
                                       Title:  Vice President Finance and
                                               Administration